Exhibit 1.1

4,590,164 Shares1

Flushing Financial Corporation

Common Stock

UNDERWRITING AGREEMENT

December 12, 2024

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

Piper Sandler & Co.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Raymond James & Associates, Inc.

320 Park Avenue

New York, New York 10022

Ladies and Gentlemen:

Flushing Financial Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (each, an “Underwriter” and, collectively, the “Underwriters”), pursuant to the terms set forth in this Underwriting Agreement (this “Agreement”), an aggregate of 4,590,164 shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The Company has also granted to the Underwriters an option to purchase up to an additional 688,524 shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares.”

The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-283312), covering the public offering and sale of certain securities, including the Shares, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), which shelf registration statement has been declared effective by the Commission. Such registration statement, as amended by any post-effective amendments, including the financial statements, exhibits and schedules thereto, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act, and including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act Regulations, is hereinafter referred to as the “Registration Statement.” From and after the date and time of filing any registration statement increasing the size of the offering pursuant to Rule 462(b) of the Securities Act Regulations (a “Rule 462(b) Registration Statement”), the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus, in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 of the Securities Act Regulations, is referred to herein as the “Prospectus Supplement.” The term “Base Prospectus” means the prospectus relating to the Shares, in the form in which it was filed with the Commission as part of the Registration Statement at the time it became effective on November 29, 2024, or in the form in which it has most recently been filed with the Commission on or before the date of this Agreement. The term “Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement, and each prospectus in preliminary form that describes the Shares and the offering thereof and is used before the filing of the Prospectus is

1 Plus an additional 688,524 shares subject to Underwriter's over-allotment option.

referred to herein as a “preliminary prospectus.” The preliminary prospectus relating to the Shares that was included in the Registration Statement immediately before the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” The “Pricing Disclosure Package” means the Pricing Prospectus, together with the Issuer Free Writing Prospectuses (as defined below), if any, listed on Schedule II hereto, and the pricing information conveyed orally to investors, and as set forth on Schedule II hereto. For the purposes of this Agreement, the “Applicable Time” is 7:00 p.m., New York City time, on December 12, 2024. Any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act Regulations) relating to the offering of the Shares contemplated hereunder is hereinafter called an “Issuer Free Writing Prospectus.” As used herein, “Road Show” means a “road show” (as defined in Rule 433 of the Securities Act Regulations) relating to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 of the Securities Act Regulations). As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Pricing Disclosure Package” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Pricing Disclosure Package, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the Securities Act Regulations. “Permitted Written Testing-the-Waters Communication” means the Written Testing-the-Waters Communications, if any, listed on Schedule III hereto.

The Company confirms its agreement with each of the several Underwriters, as follows.

Section 1.

(a)            The Company represents and warrants to each of the several Underwriters at the date hereof, the Applicable Time, and the Closing Date (as defined below) and agrees with each of the several Underwriters, as follows:

(i)               Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Registration Statement was declared effective by the Commission on November 29, 2024. No stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) and any Rule 462(b) Registration Statement, if applicable, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations and are identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T of the Commission.

(ii)              Accurate Disclosure. Neither the Registration Statement, the Pricing Disclosure Package, the Prospectus, any preliminary prospectus, the Rule 462(b) Registration Statement, if any, nor any post-effective amendment thereto, at its effective time, or at the Closing Date contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (A) the Pricing Disclosure Package nor (B) any individual Issuer Free Writing Prospectus, when considered together with the Pricing Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date or at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the Rule 462(b) Registration Statement, if any, the Pricing Disclosure Package and the Prospectus, or to be filed as an exhibit to the Registration Statement or the Rule 462(b) Registration Statement, if any, which are not described or filed as required. There are no business relationships or related person transactions involving the Company or any Subsidiary (as defined herein) or any other person required to be described in the Registration Statement, the Rule 462(b) Registration Statement, if any, the Pricing Disclosure Package and the Prospectus that have not been described as required.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement or any amendment thereto or the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the names of the Underwriters and their respective allocation of shares, the third and fifth sentences of the first paragraph under the heading “Commission and Expenses” and the information under the heading “Stabilization,” each under the heading “Underwriting,” in each case, contained in the Registration Statement, any Rule 462(b) Registration Statement, the preliminary prospectus contained in the Pricing Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

(iii)             Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, that has not been superseded or modified.

(iv)            Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and (C) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act Regulations.

(v)             Auditors. BDO USA, P.C., that has certified and expressed its opinion with respect to certain of the consolidated financial statements of the Company that are incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) is an independent registered public accountant as required by the Securities Act and the Securities Act Regulations and by the rules of the Public Company Accounting Oversight Board (the “PCAOB”), and (ii) is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(vi)            Financial Statements; Non-GAAP Financial Measures. The audited consolidated financial statements and related notes and supporting schedules of the Company and the

Subsidiaries (as defined below) incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus (the “Financial Statements”) present fairly, in all material respects, the financial position, results of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles of the United States (“GAAP”), applied on a consistent basis throughout the periods involved, except as expressly stated in the related notes thereto, and the requirements of Regulation S-X. The financial data set forth under the caption “Capitalization” in the Pricing Disclosure Package and the Prospectus has been prepared on a basis consistent with that of the Financial Statements. The unaudited as adjusted financial information and related notes and supporting schedules of the Company and the Subsidiaries contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the requirements of Regulation S-X in all material respects and have been properly presented on the basis described therein, and give effect to assumptions used in the preparation thereof that are on a reasonable basis and in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines thereto. To the extent applicable, all disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the Commission’s rules and regulations) comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.

(vii)            No Material Adverse Change in Business. Subsequent to the respective dates as of which information is contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as disclosed therein, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that would have a Material Adverse Effect (as defined below), or has entered into any transactions not in the ordinary course of business that are material to the Company and the Subsidiaries taken as a whole, (ii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or the Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, other than cash or stock dividends in the normal course of business consistent with past practice, and (iii) there has not been any material adverse change in the properties, business, financial prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(viii)          Good Standing of the Company. The Company is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(ix)             Good Standing of Subsidiaries. Flushing Bank (the “Bank”) is a commercial bank chartered and in good standing under the laws of the State of New York and the charter of the Bank is in full force and effect. The Company does not own or control, directly or indirectly, any material corporation, association or other entity other than the subsidiaries disclosed in Part I - Item 1. Business - Subsidiary Activities of the Company's Annual Report on Form 10-K for the year ended December 31, 2023, incorporated by reference into the Pricing Disclosure Package and the Prospectus (the “Subsidiaries”). The Company does not have any significant subsidiaries (as defined in Rule 1-02 of Regulation S-X (a “Significant Subsidiary”)) other than Subsidiaries listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, incorporated by reference into the Pricing Disclosure Package and the Prospectus. Each of the Subsidiaries is duly organized and is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction of its incorporation, formation or organization, has the requisite corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and is duly qualified as a foreign corporation or other business entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of the Subsidiaries is duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or the Bank, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiaries was issued in violation of the preemptive or similar rights of any securityholder of any Subsidiary arising by operation of law, or under the articles of incorporation, bylaws, charter or other organizational documents of the Company or the Subsidiaries or under any agreement to which the Company or any Subsidiary is a party.

(x)              Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company is duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company arising by operation of law, or under the articles of incorporation, bylaws or other organizational documents of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party.

(xi)             Company Equity Awards. With respect to any stock options, restricted stock, restricted stock units, performance-based equity awards or other equity or equity-based awards (the “Equity Awards”) granted pursuant to any compensation or incentive plan of the Company or its Subsidiaries providing for the issuance of Equity Awards (the “Company Plans”), (A) each grant of an Equity Award was duly authorized no later than the date on which the grant of such Equity Award was by its terms to be effective by all necessary corporate action, and (B) each such grant was made in accordance with the terms of the Company Plans and in material compliance with all other applicable laws and regulatory rules or requirements.

(xii)            Authorization of Agreement.  The Company has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(xiii)           Authorization and Description of Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this

Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock will conform, in all material respects, to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus and such statements conform, in all material respects, to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability for the debts of the Company by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of the Subsidiaries other than those described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The descriptions of the Company’s stock bonus and other stock plans or arrangements, and the rights granted thereunder, set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements and rights.

(xiv)           Summaries of Legal Matters. The statements set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the captions “Description of Capital Stock” and “Description of Common Stock,” insofar as they purport to constitute a summary of certain provisions of the Company’s Certificate of Incorporation and Amended and Restated Bylaws or Delaware law, and under the caption “Regulation” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, insofar as they purport to describe the provisions of the laws, rules, regulations or documents referred to therein, are accurate and complete in all material respects.

(xv)            Absence of Defaults and Conflicts. Except as described in the Pricing Disclosure Package and the Prospectus, the Company is not in violation of its Certificate of Incorporation, as amended (the “Charter”), or Amended and Restated Bylaws (the “Bylaws”); none of the Subsidiaries, including the Bank, is in violation of its charter, bylaws or other organizational documents and neither the Company nor any of its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), or in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein, and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect); nor will such action result in any violation of the provisions of the Charter or Bylaws of the Company or the charter, bylaws or other organizational document of any Subsidiary; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xvi)           Nasdaq Compliance. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on The Nasdaq Global Select Market (“Nasdaq”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules or regulations of Nasdaq.

(vxii)          Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except for matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary is engaged in any unfair labor practice; and (A) there is (1) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before the National Labor Relations Board or any similar domestic or foreign body, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (2) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary and (3) no union representation dispute currently existing concerning the employees of the Company or any Subsidiary, (B) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any Subsidiary and (C) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”), or any similar domestic or foreign law or the rules and regulations promulgated thereunder concerning the employees of the Company or any Subsidiary.

(xviii)         Absence of Proceedings. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before or brought by any court or governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(xix)           Bank Holding Company Act. The Company is duly registered as, and meets in all material respects the applicable requirements for qualification as, a bank holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended. The activities of the Company are permitted of a bank holding company under applicable law and the rules and regulations of the Board of Governors of the Federal Reserve System (“Federal Reserve”) set forth in Title 12 of the Code of Federal Regulations.

(xx)            Compliance with Bank Regulatory Authorities. The Company and the Bank are in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all applicable regulations and orders of, or agreements with, the Federal Reserve, the Federal Deposit Insurance Corporation (“FDIC”), and the New York State Department of Financial Services (the “NYDFS”), as applicable (collectively, the “Bank Regulatory Authorities”), the Equal Credit Opportunity Act, the Fair Housing Act, the Truth in Lending Act, the Community Reinvestment Act (the “CRA”), the Home Mortgage Disclosure Act, the Bank Secrecy Act of 1970

(the “Bank Secrecy Act”), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), to the extent such laws or regulations apply to the Company or the Bank, as applicable. The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that could cause the Bank (A) to be deemed not to be in satisfactory compliance with the CRA and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory,” or (B) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the USA Patriot Act or any order issued with respect to the Anti-Money Laundering Laws (as defined below). As of September 30, 2024, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the regulatory framework for prompt corrective action of the FDIC. The Bank is the only depository institution subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System. The activities of the Bank are permitted under the laws and regulations of the State of New York. Since December 31, 2021, the Company, and the Bank have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC, the NYDFS, and any other applicable federal or state banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports, as amended, complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC and any other applicable federal or state banking authorities, as the case may be. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor the Bank is currently a party or subject to any formal or informal agreement, memorandum of understanding, consent decree, directive, cease-and-desist order, order of prohibition or suspension, written commitment, supervisory agreement or other written statement as described under 12 U.S.C. 1818(u) with, or order issued by, or has adopted any currently effective board resolutions at the request of, the Federal Reserve, the FDIC, the NYDFS or any other applicable federal or state bank regulatory authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions or that imposes any restrictions or requirements not generally applicable to bank holding companies or commercial banks. There is no unresolved violation, criticism or exception by any Bank Regulatory Authority with respect to any examination of the Company or the Bank which might reasonably be expected to result in a Material Adverse Effect.

(xxi)           Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental agency or body is necessary or required for the performance by the Company of its obligations under this Agreement in connection with the offering, issuance or sale of the Shares or the consummation of the transactions contemplated in this Agreement before the Closing Date, except such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the rules of Nasdaq, the securities laws of any state or non-U.S. jurisdiction or the rules of the Financial Industry Regulatory Authority (“FINRA”). All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, and to the Company’s knowledge, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, correct and compliant with FINRA’s rules, in all material respects, and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules are true, complete and correct in all material respects.

(xxii)          Possession of Licenses and Permits. The Company and its Subsidiaries have all franchises, licenses, permits, certificates and other authorizations from such federal, state or local government or governmental agencies, departments or bodies that are currently necessary to own, lease and operate their respective properties and currently necessary for the operation of their respective businesses, except where the failure to possess currently such franchises, licenses, permits, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such franchise, license, permit, certificate or other authorizations that, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(xxiv)          Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by the Company and its Subsidiaries, if any, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (B) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary. All of the leases and subleases under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are in full force and effect and are held under valid, subsisting and enforceable leases, and neither the Company nor any Subsidiary has any written notice of any material claim that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxv)           Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or could acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), systems, technology, trademarks, service marks, trade names or other intellectual property (collectively, the “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or possess such Intellectual Property would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice or otherwise has any knowledge of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would reasonably be expected to render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, except where such infringement, conflict, inadequacy or invalidity would not reasonably be expected to have a Material Adverse Effect.

(xxvi)          Environmental Laws. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, written notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to result in forming the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvii)        ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company or any Subsidiary or any member of the Company’s “control group” (within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), and Section 4001(a)(14) of ERISA) (the “Controlled Group”), for employees or former employees of the Company and its affiliates or with respect to which the Company, any Subsidiary or any member of the Controlled Group has any liability, whether fixed or contingent (each, a “Plan”), has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, and to the knowledge of the Company, (A) no “prohibited transaction,” within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such Plan excluding transactions effected pursuant to a statutory or administrative exemption; (B) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Plan; and (C) no Plan, if such Plan were terminated, would reasonably be expected to have any “amount of unfunded benefit liabilities” (as defined under ERISA). Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and either has received a current favorable determination from the IRS or may rely upon a current favorable opinion letter from the IRS that such Employee Benefit Plan is so qualified, and nothing has occurred, whether by action or failure to act, which could cause the loss of such qualification. Neither the Company nor any of its Subsidiaries nor any member of the Controlled Group has any “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) with respect to a Plan. To the knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign agency.

(xxviii)        Internal Control Over Financial Reporting. The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that have been designed by, or under the supervision of, its principal executive and financial officer, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

(xxix)           Disclosure Controls and Procedures. The Company has disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions. The Company has not become aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting..

(xxx)           Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act,

and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(xxxi)          Payment of Taxes. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in the Company’s financials in accordance with GAAP and except in each case, insofar as the failure to file such returns or failure to pay such taxes, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxxii)         Investment Company Act. The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxiii)        Absence of Manipulation. Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any affiliates of the Company or its Subsidiaries, has taken, directly, or indirectly, and neither the Company nor any of the Subsidiaries, nor any affiliates of the Company or its Subsidiaries, will take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act) to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M under the Exchange Act.

(xxxiv)        Compliance with Applicable Anti-Corruption Laws. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense; (B) corruptly made or taken an act in furtherance of an offer, promise or payment, directly or indirectly, to any foreign government official from corporate funds; (C) otherwise violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”); any applicable U.S. domestic anti-bribery law; or any applicable non-U.S. anti-bribery statute or regulation; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxv)        Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries and, to the knowledge of the Company, their respective affiliates, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder issued, administered or enforced by any governmental agency or body (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court, governmental agency or body involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company and its Subsidiaries and, to the knowledge of the Company, their respective affiliates, have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(xxxvi)       OFAC. None of the Company, any of the Subsidiaries or any officer or director of either the Company or any Subsidiary, nor, to the knowledge of the Company, any agent, employee, affiliate or person acting on behalf of the Company or any of the Subsidiaries is or has been (A) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (i) Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”), (ii) the government of any Sanctioned Country, (iii) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (iv) any person, entity or organization made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals (the “SDN List”) of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or by the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC; (B) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States laws, rules or regulations; (C) a person, entity or organization currently the subject of any Sanctions; or (D) located, organized or resident in any Sanctioned Country.

(xxxvii)       Relationship. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act or Securities Act Regulations to be described in the Registration Statement and/or the Prospectus and that is not so described.

(xxxviii)     No Restrictions on Subsidiaries. Except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(xxxix)        Statistical and Market-Related Data. The statistical, industrial and market-related data contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus are based on or derived from sources which the Company believes are reliable and accurate in all material respects.

(xl)             Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, before the later of the Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the preliminary prospectus contained in the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters and included in Schedule II hereto or any electronic road show or other written communications reviewed and consented to by the Underwriters and listed on Schedule II hereto (each a, “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information.

(xli)            Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package has been made or reaffirmed with a reasonable basis and in good faith.

(xlii)            Lock-Up Agreements. Each of the Company’s officers, as defined by Rule 16a-1(f) of the rules and regulations promulgated under the Exchange Act (the “Exchange Act Regulations”), and directors, in each case as listed on Schedule C-1 hereto, has executed and delivered lock-up agreements as contemplated in Section 6(m) hereof.

(xliii)          Fees. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(xliv)          Deposit Insurance. The deposit accounts of the Bank are insured by the Deposit Insurance Fund to the fullest extent permitted by the law and the rules and regulations of the FDIC and no proceeding for the termination or revocation of such deposit insurance is pending or, to the knowledge of the Company, threatened.

(xlv)          Derivative Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than stock options issued to the Company’s employees, directors, agents or consultants) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance in all material respects with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible at the time. The Company and each of its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xlvi)         Off-Balance Sheet Transactions. There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity which is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would reasonably be expected to have a Material Adverse Effect.

(xlvii)         Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Federal Reserve or any other regulation of the Federal Reserve.

(xlviii)        Testing-the-Waters. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Permitted Written Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A of the Securities Act Regulations or institutions that are accredited investors within the meaning of Rule 501 of the Securities Act Regulations, and (b) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The

Company reconfirms that the Underwriters have been authorized to act on their behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than the Permitted Written Testing-the-Waters Communications.

As of the Applicable Time, each Permitted Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Permitted Written Testing-the-Waters Communication, if any, does not, as of the date hereof, conflict with the information contained in the Registration Statement, any preliminary prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus; and the Company has filed publicly on EDGAR at least fifteen (15) calendar days before any Road Show, any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Shares.

(xlix)           Cybersecurity. (A) To the knowledge of the Company, there has been no security breach or unauthorized access or disclosure of any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, equipment, technology, data and databases, including (i) the data and information of their respective customers, employees, suppliers, vendors or other third parties and (ii) any such data processed or stored by third parties on behalf of the Company and its Subsidiaries (collectively, “IT Systems and Data”), that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) neither the Company nor its Subsidiaries have been notified of, and each of them have no knowledge of any currently existing event or condition that would reasonably be expected to result in, any security breach or unauthorized access or disclosure to their IT Systems and Data that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (C) the Company and its Subsidiaries have implemented appropriate and commercially reasonable controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or in material compliance with applicable regulatory standards. The Company and its Subsidiaries are currently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            The Company has a reasonable basis for making each of the representations set forth in Section 1(a). The Company acknowledges that the Underwriters and, for the purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, may rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance. Any certificate signed by, or on behalf of, the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

Section 2.

(a)             Subject to the terms and conditions herein set forth, (i) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at a purchase price per share of $15.25 (the “Purchase Price”), the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, the number of Option Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying (x) the number of Option Shares as to which such election shall have been exercised by (y) the fraction set forth in clause (i) above.

(b)             The Company hereby grants to the Underwriters the right to purchase at their election up to 688,524 Option Shares, at the Purchase Price. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Underwriters to the Company given within a period of thirty (30) calendar days after the date of this Agreement and setting forth (i) the aggregate number of Option Shares to be purchased and (ii) the time, date and place at which such Option Shares are to be delivered, as determined by the Underwriters but in no event earlier than the Closing Date or, unless the Underwriters and the Company otherwise agree in writing, earlier than two or later than ten (10) business days after the date of such notice.

Section 3.

(a)              It is understood that the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

(b)             The Company will deliver the Firm Shares to the Underwriters through the facilities of DTC for the accounts of the Underwriters, against payment of the Purchase Price therefor in Federal (same day) funds by wire transfer to an account designated by the Company, in the case of Firm Shares sold by the Company at the office of Luse Gorman, PC, 5335 Wisconsin Avenue, NW, Suite 780, Washington, D.C. 20007, at 10:00 a.m., New York time, on December 16, 2024, unless postponed in accordance with Section 10 hereof, or such other time and date not later than 5:00 p.m., New York City time, on the fifth business day thereafter, as the Underwriters and the Company determine, such time being referred to herein as the “Closing Date.” For purposes of Rule 15c6-1 of the Exchange Act Regulations, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares. The certificates or book-entry security entitlements for the Firm Shares so to be delivered will be in such denominations and registered in such names as the Underwriters request and, if the Firm Shares are to be certificated, will be delivered and made available for checking and packaging at the above office of Luse Gorman, PC at least twenty four (24) hours before the Closing Date.

(c)              Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date”, which may be the Closing Date, shall be determined by the Underwriters as provided above. The Company will deliver the Option Shares being purchased on each Option Closing Date to the Underwriters through the facilities of DTC for the accounts of the Underwriters, against payment of the Purchase Price therefor in Federal (same day) funds by wire transfer to an account designated by the Company, in the case of Option Shares sold by the Company at the above office of Luse Gorman, PC, at 10:00 a.m., New York time, on the applicable Option Closing Date. The certificates or book-entry security entitlements for the Option Shares so to be delivered will be in such denominations and registered in such names as the Underwriters request and, if the Option Shares are to be certificated, will be delivered and made available for checking and packaging at the above office of Luse Gorman, PC at least twenty four (24) hours before such Option Closing Date.

Section 4.

(a)            The Company further covenants and agrees with each of the several Underwriters as follows:

(i)              The Company, subject to Section 4(a)(ii) hereof, will comply with the requirements of Rule 430B of the Securities Act Regulations, and will notify the Underwriters immediately, and confirm the notice in writing, (A) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus shall have been filed, in which case, the Company shall furnish copies thereof to the Underwriters, and file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) of the Securities Act Regulations, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) of the Securities Act Regulations and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii)              During the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 of the Securities Act Regulations or any similar rule), the Company (A) will furnish to the Underwriters for review, a reasonable period of time before the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement, and (B) will not amend or supplement the Registration Statement without the prior written consent of the Underwriters. Before amending or supplementing any preliminary prospectus, the Pricing Prospectus or the Prospectus, the Company shall furnish to the Underwriters for review, a reasonable amount of time before the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the prior written consent of the Underwriters. The Company shall file with the Commission within the applicable period specified in Rule 424(b) of the Securities Act Regulations any prospectus required to be filed pursuant to such rule.

(iii)            The Company shall furnish to the Underwriters for review, a reasonable amount of time before the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use, or refer to any proposed free writing prospectus or any amendment or supplement thereto without the prior written consent of the Underwriters. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 of the Securities Act Regulations or any similar rule) in connection with sales of the Shares (but in any event if at any time through and including the Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or could conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus or included or could include an untrue statement of a material fact or omitted or could omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that before amending or supplementing any such free writing prospectus, the Company shall furnish to the Underwriters for review, a reasonable amount of time before the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the prior written consent of the Underwriters.

(iv)            The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided, however, that nothing in this Section 4(a)(iv) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is otherwise not so subject.

(v)             The Company has furnished or will deliver to the Underwriters, without charge, signed copies of the Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also, upon your request, deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi)            The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each preliminary prospectus, Prospectus and/or the Pricing Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, no later than the second business day following the completion of the sale of the Shares, and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) of the Securities Act Regulations, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii)            If at any time following the distribution of any Permitted Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Permitted Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and, should the Underwriters request, will promptly amend or supplement, at its own expense, such Permitted Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(viii)           The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Underwriters as soon as practicable, but not later than forty five (45) days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations and satisfying the provisions of Section 11(a) of the Securities Act) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

(ix)            The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Pricing Prospectus under the heading “Use of Proceeds.”

(x)              The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(xi)            The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Shares) on Nasdaq.

(xii)            During a period of 90 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of the Underwriters, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise directly or indirectly dispose of or transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or exercise any right with respect to the registration thereof, or file with the Commission a registration statement under the Act relating to, any Common Stock or any such other securities, (B) enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic consequence of ownership of Common Stock or such other securities, or (C) publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or arrangement, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, in each case, other than (X) the Shares to be sold hereunder, (Y) the issuance of Equity Awards granted pursuant to the Company’s benefit plans that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as such plans may be amended, or the filing of one or more registration statements on Form S-8 with respect to the issuance of securities under such benefit plans, or (Z) the issuance of shares of Common Stock upon the exercise of, or otherwise pursuant to any such Equity Awards.

(xiii)           During the Lock-Up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or any of the other actions restricted or prohibited under the terms of the form of “lock-up” agreement attached as Exhibit C. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers, directors and shareholders pursuant to Section 6(m) hereof.

(xiv)           The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 of the Securities Act Regulations or any similar rule), file on a timely basis with the Commission and Nasdaq all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 of the Securities Act Regulations.

(xv)            During a period of three (3) years from the date of this Agreement, the Company will furnish to the Underwriters or provide on EDGAR copies of all reports or other communications (financial or other) furnished to shareholders, and will deliver to the Underwriters (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission). For purposes of this paragraph, documents shall be deemed furnished to the Underwriters if filed on EDGAR.

(xvi)          The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares in a manner that could require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act.

(xvii)          If the Company elects to rely upon Rule 462(b) of the Securities Act Regulations, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., New York City time, on the date of this Agreement, and at the time of filing either will pay to the Commission the filing fee for the Rule 462(b) Registration Statement or will give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(xviii)          If so requested by the Underwriters, the Company shall cause to be prepared and delivered, at its expense, within one (1) business day from the effective date of this Agreement, to the Underwriters an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of preliminary prospectus, Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (A) it shall be encoded in an electronic format, satisfactory to the Underwriters, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Shares, (B) it shall disclose the same information as such paper preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be, and (C) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriters, that will allow investors to store and have continuously ready access to such preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Underwriters, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

(xix)           The Company will not take, and will use commercially reasonable efforts to prohibit any affiliate of the Company from taking, directly or indirectly, any action designed to cause or result in or which constitutes or might reasonably be expected to constitute stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(xx)            The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Shares that could constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule II hereto.

(xxi)           The Company has complied and will comply with the requirements of Rule 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 of the Securities Act Regulations to avoid a requirement to file with the Commission any electronic “road show” (as defined in Rule 433 under of Securities Act Regulations).

(xxii)          During the period beginning on the date hereof and ending on the later of the fifth anniversary of the Closing Date or the date on which the Underwriters receive full payment in satisfaction of any claim for indemnification or contribution to which they may be entitled pursuant to Section 8 or Section 9 of this Agreement, the Company shall not, without the prior written consent of the Underwriters, take or permit to be taken any action that could result in the Bank’s common stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance.

(xxiii)         The Company and its Subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

Section 5. The Company covenants and agrees with each of the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (A) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors, (B) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each preliminary prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus, any Permitted Testing-the-Waters Communication and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers, (C) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares, (D) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(a)(iv), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, (E) all fees and expenses in connection with listing the Shares on Nasdaq, (F) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Shares, including any related filing fees and the reasonable fees and disbursements of counsel to the Underwriters, (G) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (H) the cost and charges of any transfer agent or registrar, (I) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Shares, (J) the costs and expenses of the Company relating to investor presentations on any Road Show or any Testing-the-Waters Communication undertaken in connection with the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of Road Show slides and graphics, fees and expenses of any consultants engaged in connection with the Road Show presentations with the prior approval of the Company, (K) any other fees and expenses incurred by the Underwriters in connection with the transactions contemplated by this Agreement, and (L) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that the fees and expenses of the Underwriters to be paid or caused to be paid by the Company under this Section 5 shall not exceed $150,000 in the aggregate.

Section 6. The obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)            The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations within the applicable time period prescribed for such filing by the Securities Act and in accordance with Section 4(a)(i) hereof; all material required to be filed by the Company pursuant to Rule 433(d) of the Securities Act Regulations shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 of the Securities Act Regulations; if the Company has elected to rely upon Rule 462(b) of the Securities

Act Regulations, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York City time, on the date of this Agreement; the Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters’ reasonable satisfaction.

(c)            Subsequent to the execution and delivery of this Agreement and before the Closing Date or the Option Closing Date, as the case may be, (i) there shall not have occurred any downgrading in the rating accorded to the Company’s debt securities by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) of the Securities Act Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities.

(d)            (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, (A) there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary, and (B) there shall not have been any Material Adverse Effect, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus. As used in this paragraph, references to the Pricing Disclosure Package and the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement.

(e)            The Underwriters shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Underwriters, to the effect that (i) the representations and warranties set forth in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date or the Option Closing Date, as the case may be, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or before the Closing Date or Option Closing Date, as the case may be, and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are to their knowledge contemplated or threatened by the Commission.

(f)            On the Closing Date or Option Closing Date, as the case may be, Hughes Hubbard & Reed LLP, counsel for the Company, shall have furnished to the Underwriters its favorable written opinion and favorable negative assurance letter, each dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters, substantially in the form set forth in Exhibit A hereto.

(g)            The Company shall have furnished or caused to be furnished to the Underwriters on the date hereof and on the Closing Date and each Option Closing Date, certificates of the chief financial officer of the Company substantially in the form of Exhibit B hereto.

(h)            BDO USA, P.C. shall have furnished to the Underwriters a letter, dated the date of this Agreement, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and each Issuer Free Writing Prospectus, if any.

(i)            On the Closing Date or Option Closing Date, as the case may be, the Underwriters shall have received from BDO USA, P.C. a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that it reaffirms the statements made in its letter or letters furnished pursuant to Section 6(h), except that the specified date referred to therein for the carrying out of procedures shall be not more than three (3) business days before the Closing Date or such Option Closing Date, as the case may be.

(j)            On each Closing Date and Option Closing Date, the Underwriters shall have received the opinion of Luse Gorman, PC, counsel for the Underwriters in connection with the offer and sale of the Shares, in form and substance satisfactory to the Underwriters, dated as of such date, with executed copies for each of the other Underwriters named on the cover page of the Prospectus.

(k)            The Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(l)            FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(m)            The Underwriters shall have received “lock-up” agreements, each substantially in the form of Exhibit C hereto, from the officers and directors of the Company listed on Exhibit C-1 hereto and such agreements shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

(n)            On or before the Closing Date or Option Closing Date, as the case may be, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters shall reasonably request.

(o)            On or after the Applicable Time there shall not have occurred any of the events, circumstances or occurrences set forth in Section 11.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 13, by the Underwriters by notice to the Company at any time at or before the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 5, Section 8 and Section 13.

Section 7. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 8.

(a)            Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) of the Securities Act Regulations (each, an “Affiliate”)), partners, selling agents, officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)               against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B of the Securities Act Regulations (“Rule 430B”), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)              against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that any such settlement is effected with the written consent of the Company; and

(iii)             against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against, or appearing as a witness or providing information or documents in connection with any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)            Indemnification of Company, Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)            Actions against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) hereof, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 8(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate in such action and retain its own counsel at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 9. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates, officers, directors and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule I hereto and not joint.

Section 10.

(a)            If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Underwriters may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 13. Nothing herein will relieve a defaulting Underwriter from liability for its default. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

(b)            In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days, in order to effect any required changes to the Registration Statement or Prospectus or any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) may be terminated, subject to the provisions of Section 12, by notice given by the Underwriters to the Company, if after the execution and delivery of this Agreement and before the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on the New York Stock Exchange or on Nasdaq shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by such exchange or by such system or by order of the Commission or any other governmental authority, (b) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (d) there shall have occurred any material adverse change in the financial markets in the United States or any new outbreak of hostilities or escalation thereof involving the United States or other calamity or crisis or any material adverse change or development in political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market the Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Shares.

If this Agreement is terminated pursuant to this Section 11, such termination will be without liability of any party to any other party except as provided in Section 5 and Section 12 hereof; provided, however, that the provisions of Section 8 shall at all times be effective and shall survive such termination.

Section 12.

(a)            The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares.

(b)            If this Agreement is terminated pursuant to Section 6, Section 10 or Section 11 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5, the respective obligations of the Company and the Underwriters pursuant to Section 8 and the provisions of Section 10 and Section 11 shall remain in effect and, if any Shares have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 5, Section 6 and Section 8 shall also remain in effect.

(c)            If this Agreement shall be terminated by the Underwriters under Section 6 or Section 11 or otherwise because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

Section 13. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, the indemnified parties referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation, other than the Underwriters, the Company and the indemnified parties referred to herein and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

Section 14. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed, transmitted or electronically transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Underwriters – Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019 (e-mail: kbwsyndicatedesk@kbw.com), Attention: Equity Capital Markets; Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020 (e-mail: chris.hooper@psc.com), Attention: General Counsel; Raymond James & Associates, Inc., 320 Park Avenue, New York, New York 10022 (e-mail: John.Roddy@RaymondJames.com), Attention: John Roddy – with a copy (which shall not constitute notice) to Luse Gorman, PC, 5335 Wisconsin Avenue, NW, Suite 780, Washington, D.C. 20007 (e-mail: mlevy@luselaw.com),

Attention: Marc Levy, Esq. Notices to the Company shall be given to it at Flushing Financial Corporation, 220 RXR Plaza, Uniondale, New York 11556; Attention: Susan K. Cullen, with a copy to (which shall not constitute notice): Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004 (e-mail: gary.simon@hugheshubbard.com), Attention: Gary J. Simon, Esq.

Section 15. This Agreement may be signed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 16. THIS AGREEMENT, ANY TRANSACTION CONTEMPLATED HEREUNDER AND ANY CLAIMS, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

Section 17.

(a)            The parties hereby submit to the jurisdiction of and venue in the state and federal courts located in the City of New York, New York, in connection with any dispute related to this Agreement including, without limitation, any suit or proceeding arising out of or relating to this Agreement, any transaction contemplated hereby, the Pricing Prospectus, the Prospectus, Registration Statement, the offering of the Shares or any other matter contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any such suit or proceeding arising out of or relating to this Agreement, the Pricing Prospectus, the Prospectus, the Registration Statement, the offering of the Shares or any transactions contemplated hereby in a New York Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

(b)            The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any of its shareholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any of the Underwriters has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

(c)            The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(d)            This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

(e)            THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f)            This Agreement may not be amended or modified unless in writing signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The headings herein are for convenience only and shall not affect the construction hereof. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature Pages follow]

The foregoing Underwriting Agreement is hereby confirmed and accepted in New York, New York as of the date first above written.

Keefe, Bruyette & Woods, Inc.

By:	/s/ Joseph Moeller
Name:	Joseph Moeller
Title:	Managing Director

[Signature Page to the Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted in New York, New York as of the date first above written.

Piper Sandler & Co.

By:	/s/ William Hickey
Name:	William Hickey
Title:	Managing Director

[Signature Page to the Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted in New York, New York as of the date first above written.

Raymond James & Associates, Inc.

By:	/s/ John Roddy
Name:	John Roddy
Title:	Managing Director

[Signature Page to the Underwriting Agreement]

If the foregoing is in accordance with your understanding of our agreement, please sign below and return to the Underwriters hereof, whereupon this instrument will become a binding agreement among the Company and the Underwriters.

Very truly yours,

FLUSHING FINANCIAL CORPORATION

By:	/s/ Susan K. Cullen
Name:	Susan K. Cullen
Title:	Senior Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Name of Underwriter	Number of Firm Shares to be Purchased
Keefe, Bruyette & Woods, Inc.	1,530,055
Piper Sandler & Co.	1,530,055
Raymond James & Associates, Inc.	1,530,054
Total	4,590,164

Schedule I

SCHEDULE II

Issuer Free Writing Prospectuses

Flushing Financial Corporation Investor Presentation dated December 12, 2024

Electronic Road Shows or Other Written Communications

None.

Pricing Information Conveyed Orally to Investors

The offering price per Share is $15.25.

The number of Firm Shares to be purchased by the Underwriters is 4,590,164.

The number of Option Shares to be purchased at the option of the Underwriters is up to 688,524.

Schedule II

SCHEDULE III

Permitted Written Testing-the-Waters Communications

Flushing Financial Corporation Investor Presentation dated 12, 2024

EXHIBIT A

Form Opinion Of Counsel To The Company

[Attached.]

EXHIBIT B

FLUSHING FINANCIAL CORPORATION

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[Attached.]

EXHIBIT C

Form of Lock-up Agreement

[Attached.]

EXHIBIT C-1

List of Persons Executing Lock-Up Agreements

[Attached.]

Schedule III